Exhibit 99.2

URBAN OUTFITTERS, INC.

Third Quarter Results

Philadelphia, PA – November 8, 2007

For Immediate Release	Contact:	John Kyees
Chief Financial Officer
(215) 454-5500

Urban Outfitters Reports Q3 Earnings Jump 31%

Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle consumer products company operating under the Anthropologie, Free People and Urban Outfitters brands, today announced record earnings of $45.4 million and $106.6 million for the three and nine months ended October 31, 2007, respectively. Earnings per diluted share were $0.27 for the quarter and $0.63 for the nine months.

As stated in the Company’s previous sales release on November 6, 2007, net sales jumped during the quarter by 23% to $379.3 million. Total company comparable store sales grew by 8% driven by increases of 17% and 16% at Anthropologie and Free People stores, respectively. Urban Outfitters comparable store sales increased slightly during the quarter. Direct-to-consumer sales increased 30% and Free People Wholesale sales rose 34% for the quarter.

“All of our Brands’ positive ‘comp’ store sales trends were clearly reflected in our earnings performance,” stated Glen T. Senk, Chief Executive Officer. “We saw improvements in both merchandise margin and selling, general and administrative expenses during the quarter and these trends validate our optimism heading into the holiday season,” concluded Mr. Senk.

Net sales for the periods were as follows:

	Three months ended October 31,		Nine months ended October 31,
	2007	2006	2007	2006
	(in thousands)		(in thousands)
Urban Outfitters store sales	$160,864	$143,510	$431,703	$386,232
Anthropologie store sales	139,980	106,093	396,137	313,761
Direct-to-consumer sales	46,777	36,070	132,822	101,074
Free People sales	31,699	22,682	81,651	62,854

Total net sales	$379,320	$308,355	$1,042,313	$863,921

For the three and nine months ended October 31, 2007, gross profit margins increased by 128 basis points and 68 basis points, respectively, versus the prior year’s comparable periods. The increase for both periods was primarily due to the combination of a lower rate of merchandise markdowns and leveraging of store occupancy expenses.

During the quarter, total company comparable store sales grew by 8%, while ending comparable store inventories rose by 6%. Total company inventories grew by $33.1 million or 18% on a year-over-year basis. The acquisition of inventory to stock new retail stores was the primary factor for this increase.

For the three months ended October 31, 2007, selling, general and administrative expenses (“SG&A”), expressed as a percentage of net sales, decreased by 15 basis points, versus the same quarter last year. For the nine months ended October 31, 2007, SG&A increased by 21 basis points as costs related to non-comparable expenses to operate our new home office facility as well as certain non-recurring legal fees more than offset favorable rate reductions from controlling store and store support related expenses.

During the quarter the company finalized its certification of certain tax credits received for work performed in conjunction with its home offices resulting in an additional one-time tax benefit of approximately $2.3 million applied to its tax expense (or $0.01 impact on diluted earnings per share). Excluding the one-time federal tax incentive benefits received thus far this fiscal year, the Company’s annual effective tax rate would have been approximately 34%. In the prior year’s comparable quarter the company received a $4.4 million one-time tax benefit (or $0.03 impact on diluted earnings per share) for work performed in conjunction with its home office.

Thus far during the fiscal year, the company has opened 23 new stores and expects to open a total of 38 new stores by the end of the fiscal year.

Urban Outfitters, Inc. is an innovative specialty retailer and wholesaler which offers a variety of lifestyle merchandise to highly defined customer niches through 117 Urban Retail stores in the United States, Canada, and Europe, two Urban Outfitters web sites and an Urban catalog; 100 Anthropologie Retail stores; an Anthropologie web site and a catalog, and Free People, the Company’s wholesale division, which sells its product to approximately 1,500 specialty stores, department stores and catalogs, as well as through 13 Free People stores, a web site and a catalog.

A conference call will be held today to discuss third quarter results and will be web cast at 11:00 a.m. EST on: http://phx.corporate-ir.net/phoenix.zhtml?c=115825&p=irol-eventDetails&EventId=1669251

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and the resultant impact on consumer spending patterns, including any effects of terrorist acts or war, availability of suitable retail space for expansion, timing of store openings, seasonal fluctuations in gross sales, the departure of one or more key senior managers, import risks, including potential disruptions and changes in duties, tariffs and quotas and other risks identified in filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2007	2006	2007	2006
Net sales	$379,320	$308,355	$1,042,313	$863,921
Cost of sales, including certain buying, distribution and occupancy costs	229,382	190,407	649,733	544,453

Gross profit	149,938	117,948	392,580	319,468
Selling, general and administrative expenses	88,611	72,484	247,966	203,744

Income from operations	61,327	45,464	144,614	115,724
Other income, net	2,151	1,365	5,991	4,527

Income before income taxes	63,478	46,829	150,605	120,251
Income tax expense	18,096	12,315	43,989	39,776

Net income	$45,382	$34,514	$106,616	$80,475

Net income per common share:
Basic	$0.27	$0.21	$0.65	$0.49

Diluted	$0.27	$0.21	$0.63	$0.48

Weighted average common shares and common share equivalents outstanding:
Basic	165,430,768	164,707,980	165,195,871	164,760,387

Diluted	169,933,513	168,306,967	169,486,304	168,675,078

AS A PERCENT OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales, including certain buying, distribution and occupancy costs	60.5%	61.8%	62.3%	63.0%

Gross profit	39.5%	38.2%	37.7%	37.0%
Selling, general and administrative expenses	23.3%	23.5%	23.8%	23.6%

Income from operations	16.2%	14.7%	13.9%	13.4%
Other income, net	0.6%	0.5%	0.6%	0.5%

Income before income taxes	16.8%	15.2%	14.5%	13.9%
Income tax expense	4.8%	4.0%	4.2%	4.6%

Net income	12.0%	11.2%	10.3%	9.3%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	October 31, 2007	January 31, 2007	October 31, 2006
	(unaudited)	(audited)	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$36,393	$27,267	$30,544
Marketable securities	154,410	132,011	96,048
Accounts receivable, net of allowance for doubtful accounts of $1,699, $849 and $1,238, respectively	24,879	20,871	19,553
Inventories	212,696	154,387	179,592
Prepaid expenses, deferred taxes and other current assets	38,259	31,869	33,197

Total current assets	466,637	366,405	358,934

Property and equipment, net	489,434	445,698	426,430
Marketable securities	78,510	62,322	58,636
Deferred income taxes and other assets	31,621	24,826	21,204

	$1,066,202	$899,251	$865,204

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$78,845	$57,934	$61,988
Accrued expenses, accrued compensation and other current liabilities	81,303	77,384	88,015

Total current liabilities	160,148	135,318	150,003

Deferred rent and other liabilities	110,410	88,650	80,626

Total liabilities	270,558	223,968	230,629

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized, 165,936,965 164,987,463 and 164,663,037 issued and outstanding, respectively	17	17	17
Additional paid-in capital	139,637	128,586	124,970
Retained earnings	648,360	542,396	506,665
Accumulated other comprehensive income	7,630	4,284	2,923

Total shareholders’ equity	795,644	675,283	634,575

	$1,066,202	$899,251	$865,204

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended October 31,
	2007	2006
Cash flows from operating activities:
Net income	$106,616	$80,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,291	39,239
Excess tax benefits from stock-based compensation	(4,512)	(4,680)
Stock-based compensation expense	2,541	2,515
Loss on disposition of property and equipment, net	441	1,236
Changes in assets and liabilities:
Increase in receivables	(3,879)	(5,178)
Increase in inventories	(57,750)	(38,694)
(Increase) decrease in prepaid expenses and other assets	(13,011)	4,720
Increase in payables, accrued expenses and other liabilities	41,881	30,685

Net cash provided by operating activities	123,618	110,318

Cash flows from investing activities:
Cash paid for property and equipment	(84,249)	(168,243)
Cash paid for marketable securities	(144,311)	(114,913)
Sales and maturities of marketable securities	105,074	165,724

Net cash used in investing activities	(123,486)	(117,432)

Cash flows from financing activities:
Exercise of stock options	3,997	4,431
Excess tax benefits from stock-based compensation	4,512	4,680
Share repurchases	—	(20,801)

Net cash provided by (used in) financing activities	8,509	(11,690)

Effect of exchange rate changes on cash and cash equivalents	485	(564)

Increase in cash and cash equivalents	9,126	(19,368)

Cash and cash equivalents at beginning of period	27,267	49,912

Cash and cash equivalents at end of period	$36,393	$30,544